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                                                  Exhibit 4.28


                             PARTNERSHIP INTEREST
                            Sale-Purchase Agreement
                            -----------------------


                                    between


                           BIG V SUPERMARKETS, INC.,

                                    Seller


                                      and


                            COLUMBIA HAWKINS GROUP,

                                   Purchaser




                             as of October 1, 1997
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     PARTNERSHIP INTEREST SALE-PURCHASE AGREEMENT, dated as of October 1, 1997, between BIG V SUPERMARKETS, INC., a New York corporation, having an office at 176 North Main Street, Florida, New York 10921 (the "Seller"), and COLUMBIA HAWKINS GROUP, a New York general partnership, having an office at 52 Corporate Circle, P.O. Box 12753, Albany, New York 12212 (the "Purchaser").


                             W I T N E S S E T H:


     WHEREAS, Columbia Hawkins Group L.P., a New York limited partnership (the "Partnership") was formed pursuant to an Agreement of Limited Partnership Agreement dated as of September 2, 1994 between Purchaser, as sole general partner, and Seller, as sole limited partner (the "Partnership Agreement"); and

     WHEREAS, the Partnership owns certain land (the "Land") more particularly described on Exhibit A hereto, together with the buildings and improvements (collectively, the "Building") located thereon; and

     WHEREAS, the parties hereto wish to enter into an agreement pursuant to which Seller shall sell and Purchaser shall purchase (a) the entire interest of Seller as sole limited partner in the Partnership under the Partnership Agreement, including its rights to all distributions, income, gain, loss, deduction and credit of the Partnership allocable to the aforesaid limited partner's interests under the Partnership Agreement, and (b) all other right of Seller as sole limited partner of the Partnership ((a) and (b) being herein referred to as, collectively, the "Interest"); and

     WHEREAS, Purchaser acknowledges that such sale and purchase shall result in dissolution of the Partnership by operation of law, and simultaneously therewith Purchaser shall merge with and into Columbia Hawkins Group, L.L.C., a New York limited liability company (the "Successor to Purchaser").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Seller and the Purchaser hereby agree as follows:


     1.  Sale of Partnership Interest.
         ----------------------------


         (a)  Sale-Purchase. The Seller hereby agrees to sell and convey to the
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Purchaser, and the Purchaser hereby purchases from the Seller, all of the
Seller's right, title and interest in and to the Interest.


         (b) Purchase Price. The purchase price for the Interest (the "Purchase
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Price") is One Million One Hundred Thousand Dollars ($1,100,000.00) payable at closing hereunder by certified check or bank check payable to Seller in the amount of the Purchase Price (or, at Seller's option, exercisable on two

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(2) business days' notice prior to closing, by wire transfer of immediately available funds, in accordance with Seller's written wire transfer instructions). Payment of the Purchase Price shall fully discharge all obligations of the Partnership to make any payments to Seller pursuant to the Partnership Agreement.

         (c)  Substitution as Partner. This Agreement is being entered into
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based upon (1) the Purchaser succeeding to all the powers, privileges, rights and interests of Seller under the Partnership Agreement, including all rights with respect to Partnership property upon the dissolution of the Partnership and
(2) Successor to Purchaser succeeding by merger to all such powers, privileges, rights and interests of Purchaser.

         (d)  Assumption of Obligations, etc. Purchaser hereby accepts the
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Interest, agrees to become a limited partner of the Partnership, assumes the obligations of Seller under the Partnership Agreement hereafter arising and otherwise agrees to be bound by all the terms and provisions of the Partnership Agreement. Such acceptance, commencement of such limited partner status and such assumption automatically shall become effective upon completion of the Closing (as defined below).

         (e)  Payment of Counsel Fees and Costs. Each party shall pay its own
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counsel fees and costs.

     2.  Closing. The payment of the purchase price, and execution and delivery
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of the Closing Documents (as that term is hereinafter defined) (the "Closing")
shall take place by an escrow through the mails, pursuant to the form of escrow agreement attached hereto as Exhibit "F" (the "Escrow Agreement") concurrently with the execution and delivery hereof (the "Closing Date").

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     3.  Closing Documents.  At the Closing:
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         (a) The Purchaser shall deliver to the Seller, and, as applicable, shall execute: (i) a Premises Lease Termination Agreement, executed by the Successor to Purchaser, as landlord, and Seller, as tenant, pertaining to a certain Agreement of Lease dated as of September 1, 1994 between the Partnership, as landlord, and Seller, as tenant (the "Premises Lease") demising a certain portion of the shopping center ("Shopping Center") known as Montgomery Towne Square, located in the Township of Montgomery, Orange County, New York;
(ii) a Master Lease Termination Agreement, executed by the Successor to Purchaser, as landlord, and Seller, as tenant, pertaining to a certain Agreement of Lease dated as of September 1, 1994 between the Partnership, as landlord, and Seller, as tenant (the "Master Lease"), demising all portions of the Shopping Center other than the common areas and the premises described in the Premises Lease; (iii) a new lease in the form attached hereto as Exhibit "B" (the "New Lease") of the Premises described in the Master Lease, executed by the Successor to Purchaser, as landlord, and Seller, as tenant; (iv) a new lease in the form attached hereto as Exhibit "E" (the "New Premises Lease") of the Premises described in the Premises Lease, executed by Successor to Purchaser, as landlord, and Seller, as tenant; (v) an Assignment and Assumption of Partnership Interest with respect to the Interest, in the form of Exhibit "C" attached hereto (the "Assignment and Assumption"); (vi) a mutual release and indemnity agreement signed by Purchaser in the form of Exhibit "D" attached hereto (the "Release"); (vii) a certified copy of resolutions duly adopted by the partners of the Purchaser and by the members of Successor to Purchaser, authorizing the transactions contemplated by this Agreement and the execution and delivery of the Note and other closing instruments and documents referenced herein or contemplated hereby; and (viii) such other documents and agreements as reasonably may be required to fully effectuate the transactions hereby contemplated (all of the documents described in clauses (iii) through (viii) being collectively referred to herein as the "Purchaser's Closing Documents").

         (b) The Seller shall deliver to the Purchaser, and, as applicable, shall execute: (i) the Assignment and Assumption; (ii) the Release; (iii) a certified copy of the resolutions of the Board of Directors of the Seller, authorizing the transactions contemplated by this Agreement and the execution and delivery of this Agreement and the other closing instruments and documents referenced herein or contemplated hereby; (iv) the Purchaser's Closing Documents to which Seller is a party; and (v) such other documents and agreements as reasonably may be required to fully effectuate the transactions hereby contemplated (all of the documents described in clauses (i) through (v) being collectively referred to herein as the "Seller's Closing Documents"; together with the Purchaser's Closing Documents, the "Closing Documents").

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     4.  Representations, Warranties and Agreements.
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         (a)  In order to induce the Purchaser to enter into this Agreement and to purchase the Interest hereunder, the Seller represents and warrants that: (i) the performance of this Agreement will not result in any breach of, or constitute any default under, any agreement or other instrument to which Seller is a party or by which Seller is bound; (ii) Seller has due and proper authority to consummate the transactions contemplated hereby and to execute and deliver the documents contemplated hereby; (iii) the Interest is free and clear of all liens and encumbrances (other than liens or encumbrances arising under the Partnership Agreement, which shall be released at Closing pursuant to the Release); and (iv) Seller is the sole owner of the Interest and no person or entity has any right or interest in and to the Interest and Seller has not heretofore pledged, assigned, hypothecated or otherwise transferred or conveyed the Interest or any interest therein.

         (b) The execution by the Purchaser of this Agreement shall be deemed an acknowledgment by the Purchaser that the Seller has fully complied with all of its obligations hereunder, that the Seller is discharged therefrom and that the Seller shall have no further liability with respect to any of its representations, warranties and agreements hereunder.

         (c) The Purchaser represents and warrants (i) that (A) neither the Seller nor any employee, agent, affiliate or attorney representing or purporting to represent the Seller has made, and (B) the Purchaser has not relied on, any representation or warranty to the Purchaser, whether express or implied, and, in particular, that no such representation or warranty has been made with respect to the Interest, or the revenues and expenses of the Partnership. The Purchaser agrees that the Seller shall not be bound in any manner by guarantees, promises, projections, operating statements, set-ups, or other information pertaining to the Interest made, furnished or claimed to have been made or furnished by the Seller or any other person or entity, including any employee, agent, affiliate, attorney or other person representing or purporting to represent the Seller, whether verbally or in writing, except as expressly set forth in this Agreement.

         (d) The matters set forth in the recitals in this Agreement are incorporated by reference herein. All agreements, representations and warranties made by the Seller and by the Purchaser in this Agreement shall survive the execution and delivery of this Agreement and other closing documents.

     5.  No Broker. Each of the parties to this Agreement represents and
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warrants to the other that it has not dealt with any broker in connection with this transaction. Each party

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agrees that it shall indemnify the other against, and hold the other harmless from, any claims for brokerage, commissions or other compensation made by any other broker or finder with whom the indemnifying party has dealt in connection with this transaction. The representations and warranties contained in this
Section 5 shall survive the execution and delivery of this Agreement and other closing documents.

     6.  Entire Agreement. This Agreement and the documents referred to herein,
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or executed concurrently herewith, contain all of the terms agreed upon between the parties with respect to the subject matter hereof, and all understandings and agreements heretofore had or made between the parties hereto are merged in this Agreement and such documents, which alone express the agreement of said parties.

     7.  Partial Invalidity. If any term or provision of this Agreement or the
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application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     8.  Further Assurances. The parties hereto agree to execute such
         ------------------
instruments and documents and to take such further actions as may be necessary or desirable in order to implement the intent and purpose of this Agreement.

     9.  Successors and Assigns.  This Agreement shall be binding upon and shall
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inure to the benefit of Seller and Purchaser and their respective heirs, personal representatives, successors and assigns (except as otherwise provided in this Agreement).

     10.  Governing Law.  This Agreement shall be governed by the laws of the
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State of New York.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                             Seller:


                                             BIG V SUPERMARKETS, INC.,
                                             a New York corporation



                                             By: /S/ Joseph V. Fisher
                                             ------------------------
                                             Name: Joseph V. Fisher
                                             Title: President

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                                             Purchaser:


                                             COLUMBIA HAWKINS GROUP,
                                             a New York General Partnership



                                             By: /S/ Joseph R. Nicolla
                                             -------------------------
                                             Name: Joseph R. Nicolla
                                             Title: Partner



                                             Successor to Purchaser


                                             COLUMBIA HAWKINS GROUP, L.L.C.,
                                             a New York Limited
                                             Liability Company



                                             By: /S/ Joseph R. Nicolla
                                             -------------------------
                                             Name: Joseph R. Nicolla
                                             Title: Member

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